Exhibit 99.77(q)(1)

ITEM 77Q1– Exhibits

(e)(1)

Investment Management Agreement dated July 5, 2013 between ING Emerging Markets High Dividend Equity Fund and ING Investments, LLC –Filed herein.

(e)(2)

Sub-Advisory Agreement dated July 5, 2013 between ING Investments, LLC and ING Investment Management Advisors B. V. with respect to ING Emerging Markets High Dividend Equity Fund –Filed herein.

(e)(3)

Sub-Advisory Agreement dated July 5, 2013 between ING Investments, LLC and ING Investment Management Co. LLC with respect to ING Emerging Markets High Dividend Equity Fund –Filed herein.